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As filed with the Securities and Exchange Commission on May 7, 2004

Registration No. 333-115114

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1
TO
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PLIANT CORPORATION
(Exact name of registrant as specified in its charter)

Utah (State or other jurisdiction of incorporation or organization)	2673 (Primary Standard Industrial Classification Code Number)	87-0496065 (I.R.S. Employer Identification No.)

PLIANT CORPORATION INTERNATIONAL
(Exact name of registrant as specified in its charter)

Utah (State or other jurisdiction of incorporation or organization)	2673 (Primary Standard Industrial Classification Code Number)	87-0473075 (I.R.S. Employer Identification No.)

PLIANT FILM PRODUCTS OF MEXICO, INC.
(Exact name of registrant as specified in its charter)

Utah (State or other jurisdiction of incorporation or organization)	2673 (Primary Standard Industrial Classification Code Number)	87-0500805 (I.R.S. Employer Identification No.)

PLIANT SOLUTIONS CORPORATION
(Exact name of registrant as specified in its charter)

Utah (State or other jurisdiction of incorporation or organization)	2673 (Primary Standard Industrial Classification Code Number)	87-0563872 (I.R.S. Employer Identification No.)

PLIANT PACKAGING OF CANADA, LLC
(Exact name of registrant as specified in its charter)

Utah (State or other jurisdiction of incorporation or organization)	2673 (Primary Standard Industrial Classification Code Number)	87-0580929 (I.R.S. Employer Identification No.)

UNIPLAST HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	2673 (Primary Standard Industrial Classification Code Number)	13-3999589 (I.R.S. Employer Identification No.)

UNIPLAST U.S., INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	2673 (Primary Standard Industrial Classification Code Number)	04-3199066 (I.R.S. Employer Identification No.)

TUREX, INC.
(Exact name of registrant as specified in its charter)

Rhode Island (State or other jurisdiction of incorporation or organization)	2673 (Primary Standard Industrial Classification Code Number)	05-0354901 (I.R.S. Employer Identification No.)

PIERSON INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Massachusetts (State or other jurisdiction of incorporation or organization)	2673 (Primary Standard Industrial Classification Code Number)	04-2692382 (I.R.S. Employer Identification No.)

UNIPLAST MIDWEST, INC.
(Exact name of registrant as specified in its charter)

Indiana (State or other jurisdiction of incorporation or organization)	2673 (Primary Standard Industrial Classification Code Number)	98-0166923 (I.R.S. Employer Identification No.)

UNIPLAST INDUSTRIES CO.
(Exact name of registrant as specified in its charter)

Nova Scotia (State or other jurisdiction of incorporation or organization)	2673 (Primary Standard Industrial Classification Code Number)	n/a (I.R.S. Employer Identification No.)

1475 Woodfield Road, Suite 700 Schaumburg, Illinois 60173 (847) 969-3300 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Harold C. Bevis
Chief Executive Officer
1475 Woodfield Road, Suite 700
Schaumburg, Illinois 60173
(847) 969-3300
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to: Steven L. Rist Marc Salle Sonnenschein Nath & Rosenthal LLP 4520 Main Street, Suite 1100 Kansas City, Missouri 64111 (816) 460-2400

        Approximate date of commencement of proposed sale to the public:    As promptly as practicable after the effective date of this registration statement.

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:  ☒

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act of 1933, please check the following box.  ☐

        The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such a date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

        This Amendment No. 1 is being filed solely for the purpose of filing exhibits to the Registration Statement (Registration No. 333-115114) and no changes or additions are being made hereby to the preliminary prospectus which forms part of the Registration Statement. Accordingly, the preliminary prospectus has been omitted from this filing.

        In 2000, Pliant Corporation registered an exchange offer for $220,000,000 aggregate principal amount of its 13% Senior Subordinated Notes due 2010 and in 2002, Pliant Corporation registered an exchange offer for an additional $100,000,000 aggregate principal amount of its 13% Senior Subordinated Notes due 2010. We sometimes refer to the $320,000,000 aggregate principal amount of 13% Senior Subordinated Notes due 2010 as the Senior Subordinated Notes. In 2003, Pliant Corporation registered an exchange offer for $250,000,000 aggregate principal amount of its 11 1/8% Senior Secured Notes due 2009, which we sometimes refer to as the Senior Secured Notes.

        This registration statement covers the registration of the Senior Secured Notes and the Senior Subordinated Notes for resale by J.P. Morgan Securities Inc. in market-making transactions. The Senior Subordinated Notes were registered for resale by J.P. Morgan Securities Inc. under the registration statement on Form S-1 (Registration Nos. 333-106432 and 333-106432-01 to 09), as amended, that was declared effective by the Securities and Exchange Commission on August 6, 2003. This registration statement also constitutes Post-Effective Amendment No. 1 to that registration statement and such Post-Effective Amendment No. 1 will become effective concurrently with the effectiveness of this registration statement and in accordance with Section 8(c) of the Securities Act of 1933.

        References to Notes mean the Senior Subordinated Notes or the Senior Secured Notes, as applicable.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.    Other Expenses of Issuance and Distribution.

        The following table sets forth the various expenses payable by the registrants in connection with the sale of the securities being registered. All of the amounts shown are estimated except the registration fee.

Securities and Exchange Commission registration fee	$0
Printing expenses	75,000
Legal fees and expenses	120,000
Accounting fees and expenses	100,000
Miscellaneous fees and expenses	10,000

Total	$305,000

Item 14.    Indemnification of Directors and Officers.

        Article IV of Pliant Corporation's Third Amended and Restated Articles of Incorporation, as amended, provides that Pliant Corporation shall indemnify and advance expenses to its directors and officers and to any person who is or was serving at its request as a director or officer of another domestic or foreign corporation (and their respective estates or personal representatives) to the fullest extent as from time to time permitted by Utah law. In addition, pursuant to Article IV of the Third Amended and Restated Articles of Incorporation, as amended, the personal liability of the directors and officers of Pliant Corporation to Pliant Corporation or its shareholders, or to any third person, is eliminated or limited to the fullest extent as from time to time permitted by Utah law. Sections 16-10a-902 and 16-10a-907 of the Utah Revised Business Corporation Act provide that a corporation may indemnify its directors and officers who are made parties to a legal proceeding because of their positions with the corporation against liability incurred in the proceeding if the individual's conduct was in good faith, the individual reasonably believed that his conduct was in, or not opposed to, the corporation's best interests, and in the case of a criminal proceeding, had no reasonable cause to believe his conduct was unlawful. Under the Utah Revised Business Corporation Act, Pliant Corporation may not indemnify its directors or officers in connection with a proceeding by, or in the right of, Pliant Corporation in which the individual was adjudged liable to it or in any proceeding in which the individual was adjudged liable on the basis that he derived an improper personal benefit.

        As authorized by Section 16-10a-841(1) of the Utah Revised Business Corporation Act, the Amended and Restated Bylaws of Pliant Corporation provide that Pliant Corporation's directors shall not be personally liable to Pliant Corporation or its shareholders for monetary damages for any action taken or any failure to take any action, as a director, except liability for: (a) the amount of a financial benefit received by a director to which he or she is not entitled; (b) an intentional infliction of harm on Pliant Corporation or its shareholders; (c) a violation of Section 16-10a-842 of the Utah Revised Business Corporation Act for unlawful distributions; or (d) an intentional violation of criminal law. The Amended and Restated Bylaws also provide for indemnification of Pliant Corporation's directors and officers and advancement of their expenses to the fullest extent as from time to time permitted by applicable law, including, without limitation, Section 16-10a-902 of the Utah Revised Business Corporation Act.

Item 15.    Recent Sales of Unregistered Securities.

        On July 17, 2000, we issued 1,650 shares of common stock in a private placement offering to members of our senior management who were not named executive officers. In the private placement offering, we received cash consideration of $483.13 per share, or approximately $800,000 in the aggregate. We believe that the issuance of common stock in the private placement was exempt from the registration requirements of the Securities Act pursuant to Regulation D or Rule 701 thereunder. Alternatively, we believe that the foregoing issuance of common stock, which did not involve a public offering or sale of securities, was exempt from the registration requirements of the Securities Act pursuant to the exemption from registration provided by Section 4(2) of the Securities Act. No underwriters, brokers or finders were involved in these transactions.

        During the year ended December 31, 2000, we issued options to purchase 15,435 shares of our common stock to some of our officers and other employees pursuant to our 2000 stock incentive plan. We issued these options in exchange for services at an exercise price of $483.13 per share. One-sixth of these options vested on January 1, 2001 if the option holder was still our employee on this date. The remainder of these options vest in increments upon the achievement of performance targets. Any options that remain unvested will vest in full on December 31, 2009 if the option holder is still our employee on this date. These options expire ten years from the date of grant. We believe that the issuance of these options was exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof or Regulation D thereunder because this issuance did not involve a public offering or sale. No underwriters, brokers or finders were involved in this transaction.

        On July 16, 2001, we issued 32,391 shares of our common stock to the selling shareholders of Uniplast Holdings, Inc. in connection with the acquisition of 100% of the outstanding shares of common stock of Uniplast. We continue to hold an additional 313 shares in accordance with a holdback arrangement pending resolution of outstanding issues relating to the value of certain Uniplast assets. We believe that this issuance of our common stock was exempt from the registration requirements of the Securities Act of 1933, as amended pursuant to Section 4(2) thereof or Regulation D thereunder because this issuance did not involve a public offering or sale. No underwriters, brokers or finders were involved in this transaction.

        In connection with the acquisition of Uniplast, on July 16, 2001, we also issued 29,000 shares of our Series A preferred stock and preferred stock warrants to purchase 29,436 shares of our common stock to our then existing holders of preferred stock and to an affiliate of a selling stockholder of Uniplast. The preferred stock warrants are exercisable at any time prior to May 31, 2011 at an exercise price of $0.01 per share. Each preferred stock warrant entitles the holder to purchase 1.015 share of common stock. We received cash consideration of $29 million in the aggregate. We used the proceeds from this offering to pay a portion of the cost of the Uniplast acquisition. We believe that this issuance of our Series A preferred stock and preferred stock warrants was exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof or Regulation D thereunder because this issuance did not involve a public offering or sale. No underwriters, brokers or finders were involved in this transaction.

        Under our stockholders' agreement, we were required to make a preemptive rights offering of additional shares of Series A preferred stock and preferred stock warrants to holders of our common stock as a result of the $29 million private placement of Series A preferred stock and preferred stock warrants described above. In addition to the preemptive rights offering, we also offered Series A preferred stock and preferred stock warrants to certain of our officers. On September 13, 2001, we completed the preemptive rights offering and the offering to our officers and sold 1,983 shares of Series A preferred stock and preferred stock warrants to purchase approximately 2,012 shares of our common stock to certain holders of our common stock and certain of our officers. The preferred stock warrants are exercisable at any time prior to May 31, 2011 at an exercise price of $0.01 per share. Each preferred stock warrant entitles the holder to purchase 1.015 shares of common stock. We received cash consideration of approximately $2.0 million in the aggregate. We used the proceeds from the preemptive rights offering and the offering to our officers to repay borrowings under our credit facility. We believe that this issuance of our Series A preferred stock and preferred stock warrants was exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof or Regulation D thereunder because this issuance did not involve a public offering or sale. No underwriters, brokers or finders were involved in this transaction.

        During the year ended December 31, 2001, we issued options to purchase 12,865 shares of our common stock to some of our officers and other employees pursuant to our 2000 stock incentive plan. We issued these options in exchange for services at an exercise price of $483.13 per share. One-sixth of these options vested on January 1, 2001 if the option holder was still our employee on this date. The remainder of these options vest in increments upon the achievement of performance targets. Any options that remain unvested will vest in full on December 31, 2009 if the option holder is still our employee on this date. These options expire ten years from the date of grant. We believe that the issuance of these options was exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof or Regulation D thereunder because this issuance did not involve a public offering or sale. No underwriters, brokers or finders were involved in this transaction.

        On July 15, 2002, we issued 207 shares of our common stock to Mr. Edward A. Lapekas, one of our directors. Mr. Lapekas paid $483.13 per share, for a total payment to us of $100,008.91. We received payment from Mr. Lapekas for those shares in June 2002, but did not issue the shares until July 15, 2002. We believe that the issuance of shares of our common stock to Mr. Lapekas was exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof or Regulation D thereunder because this issuance did not involve a public offering or sale. No underwriters, brokers or finders were involved in this transaction.

        During the year ended December 31, 2002, we issued options to purchase 20,425 shares of our common stock to some of our officers and other employees pursuant to our 2000 stock incentive plan. We issued these options in exchange for services at an exercise price of $483.13 per share. These options vest in increments upon the achievement of performance targets. Any options that remain unvested will vest in full on December 31, 2009 if the option holder is still our employee on this date. These options expire ten years from the date of grant. We believe that the issuance of these options was exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof or Regulation D thereunder because this issuance did not involve a public offering or sale. No underwriters, brokers or finders were involved in this transaction.

        On March 25, 2003, we issued 10,000 shares of our Series A preferred stock and warrants to purchase 43,962 shares of our common stock to J.P. Morgan Partners (BHCA), L.P. for $10 million. All of the proceeds of this sale were used to reduce our term debt. The warrants are exercisable at any time prior to May 31, 2011 at an exercise price of $0.01 per share. Each warrant entitles the holder to purchase 4.3962 shares of common stock. We believe that the issuance of the shares of Series A preferred stock and the warrants to purchase shares of our common stock was exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof or Regulation D thereunder because this issuance did not involve a public offering or sale. No underwriters, brokers or finders were involved in this transaction.

        During the three months ended March 31, 2003, we issued options to purchase up to 4,750 shares of our common stock to two employees in exchange for services. We issued these options under our 2000 Stock Incentive Plan at an exercise price of $483.13 per share. These options vest in increments upon the achievement of performance targets as of the end of any calendar quarter during the option term. Any options that remain unvested will vest in full on December 31, 2009 if the option holder is still our employee on this date. These options expire ten years from the date of grant. We believe that the issuance of the options was exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof or Regulation D thereunder because this issuance did not involve a public offering or sale. No underwriters, brokers or finders were involved in this transaction.

Item 16.    Exhibits and Financial Statement Schedules.

(a)
EXHIBITS

Exhibit Number
2.1	Recapitalization Agreement, dated as of March 31, 2000 (the "Recapitalization Agreement"), among Pliant Corporation, Chase Domestic Investments, L.L.C., Richard P. Durham as Representative, and the shareholders of Pliant Corporation signatory thereto (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Pliant Corporation on April 12, 2000).
2.2	Amendment No. 1, dated as of April 3, 2000, to the Recapitalization Agreement (incorporated by reference to Exhibit 2.2 to Pliant Corporation's Registration Statement on Form S-4 (File No. 333-42008)).
2.3	Amendment No. 2, dated as of May 31, 2000, to the Recapitalization Agreement (incorporated by reference to Exhibit 2.3 to Pliant Corporation's Registration Statement on Form S-4 (File No. 333-42008)).
3.1	Third Amended and Restated Articles of Incorporation of Pliant Corporation (incorporated by reference to Exhibit 3.1 to Pliant Corporation's Registration Statement on Form S-4 (File No. 333-42008)).
3.2	Articles of Amendment of Third Amended and Restated Articles of Incorporation of Pliant Corporation (incorporated by reference to Exhibit 3.2 to Pliant Corporation's Annual Report on Form 10-K for the year ended December 31, 2000 filed on April 2, 2001).
3.3	Articles of Amendment of Third Amended and Restated Articles of Incorporation of Pliant Corporation (incorporated by reference to Exhibit 3.3 to Pliant Corporation's Registration Statement on Form S-1 (File No. 333-65754)).
3.4	Articles of Amendment of Third Amended and Restated Articles of Incorporation of Pliant Corporation (incorporated by reference to Exhibit 3.4 to Pliant Corporation's Annual Report on Form 10-K for the year ended December 31, 2002 filed on March 28, 2003).
3.5	Articles of Amendment of Third Amended and Restated Articles of Incorporation of Pliant Corporation (incorporated by reference to Exhibit 3.5 to Pliant Corporation's Annual Report on Form 10-K for the year ended December 31, 2002 filed on March 28, 2003).
3.6	Articles of Incorporation of Pliant Corporation International (formerly known as Huntsman Container Corporation International) (incorporated by reference to Exhibit 3.14 to Pliant Corporation's Registration Statement on Form S-4 (File No. 333-40067)).
3.7	Articles of Amendment to the Articles of Incorporation of Pliant Corporation International (formerly known as Huntsman Container Corporation International) (incorporated by reference to Exhibit 3.19 to Post-Effective Amendment No. 1 to Pliant Corporation's Registration Statement on Form S-4 (File No. 333-42008)).
3.8	Articles of Incorporation of Pliant Film Products of Mexico, Inc. (formerly known as Huntsman Film Products of Mexico, Inc.) (incorporated by reference to Exhibit 3.16 to Pliant Corporation's Registration Statement on Form S-4 (File No. 333-40067)).
3.9	Articles of Amendment to the Articles of Incorporation of Pliant Film Products of Mexico, Inc. (formerly known as Huntsman Film Products of Mexico, Inc.) (incorporated by reference to Exhibit 3.20 to Post-Effective Amendment No. 1 to Pliant Corporation's Registration Statement on Form S-4 (File No. 333-42008)).

3.10	Articles of Incorporation of Pliant Solutions Corporation (formerly known as Huntsman KCL Corporation) (incorporated by reference to Exhibit 3.7 to Amendment No. 1 to Pliant Corporation's Registration Statement on Form S-4 (File No. 333-42008)).
3.11	Articles of Amendment to the Articles of Incorporation of Pliant Solutions Corporation (formerly known as Huntsman KCL Corporation) (incorporated by reference to Exhibit 3.21 to Post-Effective Amendment No. 1 to Pliant Corporation's Registration Statement on Form S-4 (File No. 333-42008)).
3.12	Articles of Organization of Pliant Packaging of Canada, LLC (formerly known as Huntsman Packaging of Canada, LLC) (incorporated by reference to Exhibit 3.9 to Amendment No. 1 to Pliant Corporation's Registration Statement on Form S-4 (File No. 333-42008)).
3.13	Certificate of Amendment to the Articles of Organization of Pliant Packaging of Canada, LLC (formerly known as Huntsman Packaging of Canada, LLC) (incorporated by reference to Exhibit 3.18 to Post-Effective Amendment No. 1 to Pliant Corporation's Registration Statement on Form S-4 (File No. 333-42008)).
3.14	Certificate of Incorporation of Uniplast Holdings Inc., as amended (incorporated by reference to Exhibit 3.14 to Pliant Corporation's Registration Statement on Form S-1 (File No. 333-65754)).
3.15	Certificate of Incorporation of Uniplast U.S., Inc., as amended (incorporated by reference to Exhibit 3.15 to Pliant Corporation's Registration Statement on Form S-1 (File No. 333-65754)).
3.16	Certificate of Incorporation of Turex, Inc (incorporated by reference to Exhibit 3.16 to Pliant Corporation's Registration Statement on Form S-1 (File No. 333-65754)).
3.17	Articles of Organization of Pierson Industries, Inc., as amended (incorporated by reference to Exhibit 3.17 to Pliant Corporation's Registration Statement on Form S-1 (File No. 333-65754)).
3.18	Certificate of Incorporation of Uniplast Midwest, Inc. (incorporated by reference to Exhibit 3.18 to Pliant Corporation's Registration Statement on Form S-1 (File No. 333-65754)).
3.19	Memorandum and Articles of Association of Uniplast Industries Co. (formerly known as 3017010 Nova Scotia Company) (incorporated by reference to Exhibit 3.19 to Pliant Corporation's Registration Statement on Form S-4 (File No. 333-114608)).
3.20	Second Amended and Restated Bylaws of Pliant Corporation (incorporated by reference to Exhibit 3.6 to Pliant Corporation's Annual Report on Form 10-K for the year ended December 31, 2002 filed on March 28, 2003).
3.21	Bylaws of Pliant Corporation International (formerly known as Huntsman Container Corporation International) (incorporated by reference to Exhibit 3.24 to Pliant Corporation's Registration Statement on Form S-4 (File No. 333-40067)).
3.22	Bylaws of Pliant Film Products of Mexico, Inc. (formerly known as Huntsman Film Products of Mexico, Inc.) (incorporated by reference to Exhibit 3.26 to Pliant Corporation's Registration Statement on Form S-4 (File No. 333-40067)).
3.23	Bylaws of Pliant Solutions Corporation (formerly known as Huntsman KCL Corporation) (incorporated by reference to Exhibit 3.16 to Amendment No. 1 to Pliant Corporation's Registration Statement on Form S-4 (File No. 333-42008)).

3.24	Operating Agreement of Pliant Packaging of Canada, LLC (formerly known as Huntsman Packaging of Canada, LLC) (incorporated by reference to Exhibit 3.18 to Amendment No. 1 to Pliant Corporation's Registration Statement on Form S-4 (File No. 333-42008)).
3.25	Bylaws of Uniplast Holdings Inc., as amended (incorporated by reference to Exhibit 3.25 to Pliant Corporation's Registration Statement on Form S-1 (File No. 333-65754)).
3.26	Bylaws of Uniplast U.S., Inc., as amended (incorporated by reference to Exhibit 3.26 to Pliant Corporation's Registration Statement on Form S-1 (File No. 333-65754)).
3.27	Bylaws of Turex, Inc. (incorporated by reference to Exhibit 3.27 to Pliant Corporation's Registration Statement on Form S-1 (File No. 333-65754)).
3.28	Bylaws of Pierson Industries, Inc., as amended (incorporated by reference to Exhibit 3.28 to Pliant Corporation's Registration Statement on Form S-1 (File No. 333-65754)).
3.29	Code of Bylaws of Uniplast Midwest, Inc. (incorporated by reference to Exhibit 3.29 to Pliant Corporation's Registration Statement on Form S-1 (File No. 333-65754)).
4.1	Indenture, dated as of May 31, 2000, among Pliant Corporation, the Note Guarantors party thereto and The Bank of New York, as trustee (incorporated by reference to Exhibit 4.1 to Pliant Corporation's Registration Statement on Form S-4 (File No. 333-42008)).
4.2	First Supplemental Indenture, dated as of July 16, 2001, among Pliant Corporation, the New Note Guarantors party thereto, the existing Note Guarantors party thereto and The Bank of New York, as trustee (incorporated by reference to Exhibit 4.3 to Pliant Corporation's Registration Statement on Form S-1 (File No. 333-65754)).
4.3*	Form of Second Supplemental Indenture, dated as of April 30, 2004, among Pliant Corporation, the New Note Guarantor party thereto, the existing Note Guarantors party thereto and the Bank of New York, as trustee.
4.4	Form of 2000 Notes (incorporated by reference to Exhibit B to Exhibit 4.1).
4.5	Indenture, dated as of April 10, 2002, among Pliant Corporation, the Note Guarantors party thereto and The Bank of New York, as trustee (incorporated by reference to Exhibit 4.4 to Pliant Corporation's Registration Statement on Form S-4 (File No. 333-86532)).
4.6*	Form of First Supplemental Indenture, dated as of April 30, 2004, among Pliant Corporation, the New Note Guarantor party thereto, the existing Note Guarantors party thereto and Bank of New York, as trustee.
4.7	Form of 2002 Note (incorporated by reference to Exhibit B to Exhibit 4.4).
4.8	Indenture, dated as of May 30, 2003, among Pliant Corporation, the Note Guarantors party thereto and Wilmington Trust Company, as trustee (incorporated by reference to Exhibit 4.6 to Pliant Corporation's Registration Statement on Form S-1 (File No. 333-106432)).
4.9*	Form of First Supplemental Indenture, dated as of April 30, 2004, among Pliant Corporation, the New Note Guarantor party thereto, the existing Note Guarantors party thereto and Wilmington Trust Company, as trustee.
4.10	Form of Senior Secured Note (incorporated by reference to Exhibit B to Exhibit 4.6) (incorporated by reference to Exhibit 4.6 to Pliant Corporation's Registration Statement on Form S-1 (File No. 333-106432)).
4.11	Form of Indenture, dated as of February 17, 2004, among Pliant Corporation, the Note Guarantors party thereto and Wilmington Trust Company, as trustee (incorporated by reference to Exhibit 4.8 to Pliant Corporation's Annual Report on Form 10-K for the year ended December 31, 2003 (filed on March 26, 2004)).

4.12	Form of Senior Secured Discount Note (incorporated by reference to Exhibit B to Exhibit 4.8)
4.13	Second Priority Security Agreement, dated as of May 30, 2003, among Pliant Corporation, the subsidiary guarantors party thereto and Wilmington Trust Company, as Collateral Agent (incorporated by reference to Exhibit 4.8 to Pliant Corporation's Registration Statement on Form S-1 (File No. 333-106432)).
4.14*	Form of Supplement No. 1 to Second Priority Security Agreement, dated as of April 30, 2004, among Uniplast Industries Co. and Wilmington Trust Company, as collateral agent.
4.15	Form of Security Agreement dated as of February 17, 2004, among Pliant Corporation, the subsidiary guarantors party thereto and Wilmington Trust Company, as Collateral Agent (incorporated by reference to Exhibit 4.11 to Pliant Corporation's Annual Report on Form 10-K for the year ended December 31, 2003 (filed on March 26, 2004)).
4.16	Form of Canadian Security Agreement, dated as of February 17, 2004, among Uniplast Industries Co., the guarantors party thereto, and Wilmington Trust Company, as Collateral Agent (incorporated by reference to Exhibit 4.12 to Pliant Corporation's Annual Report on Form 10-K for the year ended December 31, 2003 (filed on March 26, 2004)).
4.17	Second Priority Pledge Agreement, dated as of May 30, 2003, among Pliant Corporation, the subsidiary guarantors party thereto and Wilmington Trust Company, as Collateral Agent (incorporated by reference to Exhibit 4.9 to Pliant Corporation's Registration Statement on Form S-1 (File No. 333-106432)).
4.18*	Form of Supplement No. 1 to the Second Priority Pledge Agreement dated, as of April 30, 2004, among Uniplast Industries Co. and Wilmington Trust Company, as collateral agent.
4.19	Form of Pledge Agreement dated as of February 17, 2004, among Pliant Corporation, the subsidiary pledgors party thereto and Wilmington Trust Company, as Collateral Agent (incorporated by reference to Exhibit 4.14 to Pliant Corporation's Annual Report on Form 10-K for the year ended December 31, 2003 (filed on March 26, 2004)).
4.20	Form of Canadian Pledge Agreement, dated as of February 17, 2004, among Uniplast Industries Co., the pledgors party thereto, and Wilmington Trust Company, as Collateral Agent (incorporated by reference to Exhibit 4.15 to Pliant Corporation's Annual Report on Form 10-K for the year ended December 31, 2003 (filed on March 26, 2004)).
4.21	Exchange and Registration Rights Agreement, dated as of May 31, 2000, among Pliant Corporation, the Note Guarantors party thereto, and Chase Securities, Inc. and Deutsche Bank Securities Inc., as Initial Purchasers (incorporated by reference to Exhibit 4.3 to Pliant Corporation's Registration Statement on Form S-4 (File No. 333-42008)).
4.22	Exchange and Registration Rights Agreement, dated as of April 10, 2002, among Pliant Corporation, the Note Guarantors party thereto, and J.P. Morgan Securities, Inc. and Deutsche Bank Securities Inc., as Initial Purchasers (incorporated by reference to Exhibit 4.7 to Pliant Corporation's Registration Statement on Form S-4 (File No. 333-86532)).
4.23	Exchange and Registration Rights Agreement, dated as of May 30, 2003, among Pliant Corporation, the Note Guarantors party thereto, and J.P. Morgan Securities Inc., Deutsche Bank Securities, Inc. and Credit Suisse First Boston LLC, as Initial Purchasers (incorporated by reference to Exhibit 4.12 to Pliant Corporation's Registration Statement on Form S-1 (File No. 333-106432)).

4.24	Form of Exchange and Registration Rights Agreement, dated as of February 17, 2004, among Pliant Corporation, the Note Guarantors party thereto, and J.P. Morgan Securities Inc., Credit Suisse First Boston LLC and Deutsche Bank Securities Inc., as Initial Purchasers (incorporated by reference to Exhibit 4.19 to Pliant Corporation's Annual Report on Form 10-K for the year ended December 31, 2003 (filed on March 26, 2004)).
5.1	Opinion of Sonnenschein Nath & Rosenthal LLP.
5.2	Opinion of Stewart McKelvey Stirling Scales, special Nova Scotia counsel.
10.1	Note Warrant Agreement, dated as of May 31, 2000, among Pliant Corporation and The Bank of New York, as Warrant Agent, relating to the 220,000 Note Warrants (incorporated by reference to Exhibit 10.1 to Pliant Corporation's Registration Statement on Form S-4 (File No. 333-42008)).
10.2	Stockholders' Agreement, dated as of May 31, 2000, among Pliant Corporation, Chase Domestic Investments, L.L.C. and each of the stockholders and warrantholders listed on the signature pages thereto (incorporated by reference to Exhibit 10.2 to Pliant Corporation's Registration Statement on Form S-4 (File No. 333-42008)).
10.3	Amendment No. 1 and Waiver, dated as of July 16, 2001, to the Stockholder's Agreement, dated as of May 31, 2000, among Pliant Corporation, Chase Domestic Investments, L.L.C. and each of the stockholders and warrantholders listed on the signature pages thereto (incorporated by reference to Exhibit 10.3 to Pliant Corporation's Registration Statement on Form S-1 (File No. 333-65754)).
10.4	Amendment No. 2, dated as of December 19, 2001, to the Stockholder's Agreement, dated as of May 31, 2000, among Pliant Corporation, Chase Domestic Investments, L.L.C. and each of the stockholders and warrantholders listed on the signature pages thereto (incorporated by reference to Exhibit 10.4 to Pliant Corporation's Annual Report on Form 10-K for the year ended December 31, 2001).
10.5	Amendment No. 3, dated as of March 25, 2003, to the Stockholder's Agreement, dated as of May 31, 2000, among Pliant Corporation, Chase Domestic Investments, L.L.C. and each of the stockholders and warrantholders listed on the signature pages thereto (incorporated by reference to Exhibit 10.5 to Pliant Corporation's Annual Report on Form 10-K for the year ended December 31, 2002 filed on March 28, 2003).
10.6	Amendment No. 4, dated as of June 5, 2003, to the Stockholder's Agreement, dated as of May 31, 2000, among Pliant Corporation, Chase Domestic Investments, L.L.C. and each of the stockholders and warrantholders listed on the signature pages thereto (incorporated by reference to Exhibit 10.6 to Pliant Corporation's Registration Statement on Form S-1 (File No. 333-106432)).
10.7	Registration Rights Agreement, dated as of May 31, 2000, among Pliant Corporation, Chase Domestic Investments, L.L.C. and each of the stockholders and warrantholders listed on the signature pages thereto (incorporated by reference to Exhibit 10.3 to Pliant Corporation's Registration Statement on Form S-4 (File No. 333-42008)).
10.8	Amendment No. 1, dated as of June 13, 2000, to the Registration Rights Agreement, dated as of May 31, 2000, among Pliant Corporation, Chase Domestic Investments, L.L.C. and each of the stockholders and warrantholders listed on the signature pages thereto (incorporated by reference to Exhibit 10.4 to Pliant Corporation's Registration Statement on Form S-4 (File No. 333-42008)).

10.9	Amendment No. 2, dated as of March 25, 2003, to the Registration Rights Agreement, dated as of May 31, 2000, among Pliant Corporation, Chase Domestic Investments, L.L.C. and each of the stockholders and warrantholders listed on the signature pages thereto (incorporated by reference to Exhibit 10.8 to Pliant Corporation's Annual Report on Form 10-K for the year ended December 31, 2002 filed on March 28, 2003).
10.10	Securities Purchase Agreement, dated as of May 31, 2000, among Pliant Corporation and each of the purchasers of Pliant Corporation's preferred stock listed on the signature pages thereto (incorporated by reference to Exhibit 10.5 to Pliant Corporation's Registration Statement on Form S-4 (File No. 333-42008)).
10.11	Amendment No. 1 and Waiver, dated as of July 16, 2001, to the Securities Purchase Agreement dated as of May 31, 2000 among Pliant Corporation, and each of the purchasers of Pliant Corporation's preferred stock listed on the signature pages thereto (incorporated by reference to Exhibit 10.7 to Pliant Corporation's Registration Statement on Form S-1 (File No. 333-65754)).
10.12	Warrant Agreement, dated as of May 31, 2000, among Pliant Corporation and Chase Domestic Investments, L.L.C. (incorporated by reference to Exhibit 10.6 to Pliant Corporation's Registration Statement on Form S-4 (File No. 333-42008)).
10.13	Amendment No. 1, dated as of July 16, 2001, to the Warrant Agreement dated as of May 31, 2000 among Pliant Corporation and the initial warrantholders listed in Schedule I thereto (incorporated by reference to Exhibit 10.9 to Pliant Corporation's Registration Statement on Form S-1 (File No. 333-65754)).
10.14	Amendment No. 2, dated as of March 25, 2003, to the Warrant Agreement dated as of May 31, 2000 among Pliant Corporation and the initial warrantholders listed in Schedule I thereto (incorporated by reference to Exhibit 10.13 to Pliant Corporation's Annual Report on Form 10-K for the year ended December 31, 2002 filed on March 28, 2003).
10.15	Securities Purchase Agreement, dated as of July 16, 2001, among Pliant Corporation and the purchasers of Pliant Corporation's preferred stock listed on the schedules thereto (incorporated by reference to Exhibit 10.10 to Pliant Corporation's Registration Statement on Form S-1 (File No. 333-65754)).
10.16	Securities Purchase Agreement, dated as of March 25, 2003, among Pliant Corporation and the Purchasers named therein (incorporated by reference to Exhibit 10.15 to Pliant Corporation's Annual Report on Form 10-K for the year ended December 31, 2002 filed on March 28, 2003).
10.17	Securities Purchase Agreement, dated as of March 25, 2003, between Pliant Corporation and J.P. Morgan Partners (BHCA), L.P. (incorporated by reference to Exhibit 10.16 to Pliant Corporation's Annual Report on Form 10-K for the year ended December 31, 2002 filed on March 28, 2003).
10.18	Form of Purchase Agreement, dated as of February 6, 2004, among Pliant Corporation, J. P. Morgan Securities Inc., Credit Suisse First Boston LLC and Deutsche Bank Securities Inc. (incorporated by reference to Exhibit 10.18 to Pliant Corporation's Annual Report on Form 10-K for the year ended December 31, 2003 (filed on March 26, 2004)).

10.19	Form of Credit Agreement, dated as of February 17, 2004, among Pliant Corporation, Uniplast Industries Co., the subsidiary borrowers party thereto, the various lenders party thereto, Credit Suisse First Boston, as Administrative Agent and Documentation Agent, Deutsche Bank Trust Company Americas, as Collateral Agent, General Electric Capital Corporation, as Co-Collateral Agent, and JPMorgan Chase Bank, as Syndication Agent (incorporated by reference to Exhibit 10.19 to Pliant Corporation's Annual Report on Form 10-K for the year ended December 31, 2003 (filed on March 26, 2004)).
10.20	Form of Consent and Amendment, dated as of March 8, 2004, to the Credit Agreement dated as of February 17, 2004, among Pliant Corporation, Uniplast Industries Co., the subsidiary borrowers party to the Credit Agreement, the financial institutions party to the Credit Agreement as Lenders, Credit Suisse First Boston, as Administrative Agent and Documentation Agent, Deutsche Bank Trust Company Americas, as Collateral Agent, General Electric Capital Corporation, as Co-Collateral Agent, and JPMorgan Chase Bank, as Syndication Agent (incorporated by reference to Exhibit 10.20 to Pliant Corporation's Annual Report on Form 10-K for the year ended December 31, 2003 (filed on March 26, 2004)).
10.21	Form of Amended and Restated Intercreditor Agreement, dated as of February 17, 2004, among Deutsche Bank Trust Company Americas, as Credit Agent, Wilmington Trust Company, as Second Priority Noteholder Agent and as 2004 Noteholder Agent, and Pliant Corporation (incorporated by reference to Exhibit 10.21 to Pliant Corporation's Annual Report on Form 10-K for the year ended December 31, 2003 (filed on March 26, 2004)).
10.22	Form of Guarantee Agreement, dated as of February 17, 2004, among Pliant Corporation, Uniplast Industries Co., the subsidiaries guarantors party thereto and Credit Suisse First Boston, as Administrative Agent (incorporated by reference to Exhibit 10.22 to Pliant Corporation's Annual Report on Form 10-K for the year ended December 31, 2003 (filed on March 26, 2004)).
10.23	Form of Domestic Security Agreement, dated as of February 17, 2004, among Pliant Corporation, the subsidiary guarantors party thereto and Deutsche Bank Trust Company Americas, as Collateral Agent (incorporated by reference to Exhibit 10.23 to Pliant Corporation's Annual Report on Form 10-K for the year ended December 31, 2003 (filed on March 26, 2004)).
10.24	Form of Canadian Security Agreement, dated as of February 17, 2004, among Uniplast Industries Co., the guarantors party thereto, and Deutsche Bank Trust Company Americas, as Collateral Agent (incorporated by reference to Exhibit 10.24 to Pliant Corporation's Annual Report on Form 10-K for the year ended December 31, 2003 (filed on March 26, 2004)).
10.25	Form of Domestic Pledge Agreement, dated as of February 17, 2004, among Pliant Corporation, the subsidiary pledgors party thereto and Deutsche Bank Trust Company Americas, as Collateral Agent (incorporated by reference to Exhibit 10.25 to Pliant Corporation's Annual Report on Form 10-K for the year ended December 31, 2003 (filed on March 26, 2004)).
10.26	Form of Canadian Pledge Agreement, dated as of February 17, 2004, among Uniplast Industries Co., the pledgors party thereto, and Deutsche Bank Trust Company Americas, as Collateral Agent (incorporated by reference to Exhibit 10.26 to Pliant Corporation's Annual Report on Form 10-K for the year ended December 31, 2003 (filed on March 26, 2004)).

10.27	Form of Indemnity, Subrogation and Contribution Agreement, dated as of February 17, 2004, among Pliant Corporation, Uniplast Industries Co., the subsidiary guarantors party thereto and Credit Suisse First Boston, as Administrative Agent (incorporated by reference to Exhibit 10.27 to Pliant Corporation's Annual Report on Form 10-K for the year ended December 31, 2003 (filed on March 26, 2004)).
10.28	Employment Agreement, dated as of May 31, 2000, between Pliant Corporation and Richard P. Durham (incorporated by reference to Exhibit 10.12 to Pliant Corporation's Registration Statement on Form S-4 (File No. 333-42008)).
10.29	Amendment No. 1, dated as of February 1, 2001, to the Employment Agreement, dated as of May 31, 2000, between Pliant Corporation and Richard P. Durham (incorporated by reference to Exhibit 10.14 to Pliant Corporation's Annual Report on Form 10-K for the year ended December 31, 2000 filed on April 2, 2001).
10.30	Separation Agreement, dated as of June 10, 2002, between Pliant Corporation and Richard P. Durham (incorporated by reference to Exhibit 10.1 to Pliant Corporation's Quarterly Report on Form 10-Q for the quarter ended June 30, 2002).
10.31	Employment Agreement, dated as of May 31, 2000, between Pliant Corporation and Jack E. Knott (incorporated by reference to Exhibit 10.13 to Pliant Corporation's Registration Statement on Form S-4 (File No. 333-42008) ).
10.32	Employment Agreement, dated as of May 31, 2000, between Pliant Corporation and Scott K. Sorensen (incorporated by reference to Exhibit 10.14 to Pliant Corporation's Registration Statement on Form S-4 (File No. 333-42008)).
10.33	Letter Agreement, dated as of December 27, 2000, terminating the Employment Agreement, dated as of May 31, 2000, between Pliant Corporation and Scott K. Sorensen (incorporated by reference to Exhibit 10.17 to Pliant Corporation's Annual Report on Form 10-K for the year ended December 31, 2000 filed on April 2, 2001).
10.34	Employment Agreement, dated as of May 31, 2000, between Pliant Corporation and Ronald G. Moffitt (incorporated by reference to Exhibit 10.15 to Pliant Corporation's Registration Statement on Form S-4 (File No. 333-42008)).
10.35	Letter Agreement, dated as of January 22, 2001, terminating the Employment Agreement, dated as of May 31, 2000, between Pliant Corporation and Ronald G. Moffitt (incorporated by reference to Exhibit 10.19 to Pliant Corporation's Annual Report on Form 10-K for the year ended December 31, 2000 filed on April 2, 2001).
10.36	Employment Agreement, dated as of March 30, 2001, between Pliant Corporation and Brian E. Johnson (incorporated by reference to Exhibit 10.30 to Pliant Corporation's Annual Report on Form 10-K for the year ended December 31, 2001).
10.37	Restricted Stock Agreement, dated as of May 31, 2000, between Pliant Corporation and Richard P. Durham (incorporated by reference to Exhibit 10.16 to Pliant Corporation's Registration Statement on Form S-4 (File No. 333-42008)).
10.38	Restricted Stock Agreement, dated as of May 31, 2000, between Pliant Corporation and Jack E. Knott (incorporated by reference to Exhibit 10.17 to Pliant Corporation's Registration Statement on Form S-4 (File No. 333-42008)).
10.39	Restricted Stock Agreement, dated as of May 31, 2000, between Pliant Corporation and Scott K. Sorensen (incorporated by reference to Exhibit 10.18 to Pliant Corporation's Registration Statement on Form S-4 (File No. 333-42008)).

10.40	Stock Redemption Agreement, dated as of December 27, 2000, between Pliant Corporation and Scott K. Sorensen (incorporated by reference to Exhibit 10.23 to Pliant Corporation's Annual Report on Form 10-K for the year ended December 31, 2000 filed on April 2, 2001).
10.41	Restricted Stock Agreement, dated as of May 31, 2000, between Pliant Corporation and Ronald G. Moffitt (incorporated by reference to Exhibit 10.19 to Pliant Corporation's Registration Statement on Form S-4 (File No. 333-42008)).
10.42	Stock Redemption Agreement, dated as of February 1, 2001, between Pliant Corporation and Ronald G. Moffitt (incorporated by reference to Exhibit 10.25 to Pliant Corporation's Annual Report on Form 10-K for the year ended December 31, 2000 filed on April 2, 2001).
10.43	Pledge Agreement, dated as of May 31, 2000, in favor of Pliant Corporation made by Richard P. Durham (incorporated by reference to Exhibit 10.20 to Pliant Corporation's Registration Statement on Form S-4 (File No. 333-42008)).
10.44	Amendment No. 1, dated as of March 1, 2001, to the Pledge Agreement dated as of May 31, 2000, among Pliant Corporation and Richard P. Durham (incorporated by reference to Exhibit 10.35 to Post-Effective Amendment No. 2 to Pliant Corporation's Registration Statement on Form S-4 (File No. 333-42008)).
10.45	Pledge Agreement, dated as of May 31, 2000, in favor of Pliant Corporation made by Jack E. Knott (incorporated by reference to Exhibit 10.21 to Pliant Corporation's Registration Statement on Form S-4 (File No. 333-42008)).
10.46	Amendment No. 1, dated as of April 1, 2001, to the Pledge Agreement dated as of May 31, 2000, among Pliant Corporation and Jack E. Knott (incorporated by reference to Exhibit 10.36 to Post-Effective Amendment No. 2 to Pliant Corporation's Registration Statement on Form S-4 (File No. 333-42008)).
10.47	Pledge Agreement, dated as of May 31, 2000, in favor of Pliant Corporation made by Scott K. Sorensen (incorporated by reference to Exhibit 10.22 to Pliant Corporation's Registration Statement on Form S-4 (File No. 333-42008)).
10.48	Pledge Agreement, dated as of May 31, 2000, in favor of Pliant Corporation made by Ronald G. Moffitt (incorporated by reference to Exhibit 10.23 to Pliant Corporation's Registration Statement on Form S-4 (File No. 333-42008)).
10.49	1998 Pliant Corporation Stock Option Plan (incorporated by reference to Exhibit 10.10 to Pliant Corporation's Annual Report on Form 10-K for the year ended December 31, 1998).
10.50	Pliant Corporation Management Incentive Plan for Senior Divisional Management (1999) (incorporated by reference to Exhibit 10.1 to Pliant Corporation's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000).
10.51	Pliant Corporation 2000 Stock Incentive Plan (as amended and restated through April 17, 2002) (incorporated by reference to Exhibit 10.54 to Pliant Corporation's Annual report on Form 10-K for the year ended December 31, 2002 filed on March 28, 2003).
10.52	Second Amended and Restated Stock Option Agreement, dated as of May 31, 2000 between Pliant Corporation and Jack E. Knott (incorporated by reference to Exhibit 10.27 to Pliant Corporation's Registration Statement on Form S-4 (File No. 333-42008)).
10.53	Pliant Corporation Management Incentive Plan (2000) (incorporated by reference to Exhibit 10.2 to Pliant Corporation's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000).

10.54	Pliant Corporation Management Incentive Plan (2001) (incorporated by reference to Exhibit 10.48 to Pliant Corporation's Annual Report on Form 10-K for the year ended December 31, 2001).
10.55	Pliant Corporation Management Incentive Plan (2002) (incorporated by reference to Exhibit 10.49 to Pliant Corporation's Annual Report on Form 10-K for the year ended December 31, 2001).
10.56	Pliant Corporation Management Incentive Plan (2003) (incorporated by reference to Exhibit 10.56 to Pliant Corporation's Annual Report on Form 10-K for the year ended December 31, 2003 (filed on March 26, 2004)).
10.57	Pliant Corporation 2002 Stock Incentive Plan (incorporated by reference to Exhibit 10.1 to Pliant Corporation's Quarterly Report on Form 10-Q for the quarter ended September 30, 2002).
10.58	Consulting Agreement dated as of August 24, 2003, between Pliant corporation and Edward A. Lapekas (incorporated by reference to Exhibit 10.63 to Post-Effective Amendment No. 1 to Pliant Corporation's Registration Statement on Form S-4 (File No. 333-107843).
10.59	Separation Agreement, dated as of September 8, 2003, between Pliant Corporation and Jack E. Knott (incorporated by reference to Exhibit 10.64 to Post-Effective Amendment No. 1 to Pliant Corporation's Registration Statement on Form S-4 (File No. 333-107843).
10.60	Separation Agreement, dated as of September 8, 2003, between Pliant Corporation and Elise H. Scroggs (incorporated by reference to Exhibit 10.65 to Post-Effective Amendment No. 1 to Pliant Corporation's Registration Statement on Form S-4 (File No. 333-107843).
12.1	Statement re: computation of ratios of earning to fixed charges (incorporated by reference to Exhibit 12.1 to Pliant Corporation's Registration Statement on Form S-4 (File No. 333-114608)).
21.1	Subsidiaries of Pliant Corporation (incorporated by reference to Exhibit 21.1 to Pliant Corporation's Annual Report on Form 10-K for the year ended December 31, 2003 (filed on March 26, 2004)).
23.1	Consent of Sonnenschein Nath & Rosenthal LLP (included in Exhibit 5.1).
23.2	Consent of Stewart McKelvey Stirling Scales (included in Exhibit 5.6).
23.3*	Consent of Ernst & Young LLP.
24.1	Powers of Attorney (included on the signature pages).
25.1	Form T-1 Statement of Eligibility and Qualifications under the Trust Indenture Act of 1939 of The Bank of New York, as Trustee (incorporated by reference to Exhibit 25.1 to Pliant Corporation's Registration Statement on Form S-4 (File No. 333-42008)).
25.2	Form T-1 Statement of Eligibility and Qualifications under the Trust Indenture Act of 1939 of The Bank of New York, as Trustee (incorporated by reference to Exhibit 25.1 to Pliant Corporation's Registration Statement on Form S-4 (File No. 333-86532)).
25.3	Form T-1 Statement of Eligibility and Qualifications under the Trust Indenture Act of 1939 of Wilmington Trust Company, as Trustee (incorporated by reference to Exhibit 25.1 to Pliant Corporation's Registration Statement on Form S-4 (File No. 333-114608)).

*
Previously filed on May 3, 2004 as part of this Registration Statement.

(b)
FINANCIAL STATEMENT SCHEDULES

        Pliant Corporation and Subsidiaries—Schedule II—Valuation and Qualifying Accounts for the years ended December 31, 2003, 2002 and 2001 (included on page F-56 of the prospectus filed pursuant to Part I of this registration statement).

        Schedules other than the above have been omitted because they are either not applicable or the required information has been disclosed in the financial statements or notes thereto.

Item 17.    Undertakings.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrants pursuant to the forgoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        The undersigned Registrants hereby undertake:

        1.     To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

  (a)
  To include any prospectus required by Section 10(a)(3) of the Securities Act;

  (b)
  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

  (c)
  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        2.     That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

        3.     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Schaumburg, in the State of Illinois, on the 7th day of May, 2004.

PLIANT CORPORATION
By:	/s/ BRIAN E. JOHNSON Brian E. Johnson Executive Vice President and Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities indicated on the dates indicated:

Signature	Title	Date

* Harold Bevis	Chief Executive Officer and Director (Principal Executive Officer)	May 7, 2004
/s/ BRIAN E. JOHNSON Brian E. Johnson	Executive Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer)	May 7, 2004
* Donald J. Hofmann, Jr.	Director	May 7, 2004
* Timothy J. Walsh	Director	May 7, 2004
* Richard P. Durham	Director	May 7, 2004
* Edward A. Lapekas	Director	May 7, 2004
* Albert MacMillan	Director	May 7, 2004
*By:	/s/ BRIAN E. JOHNSON (Brian E. Johnson, as ATTORNEY-IN-FACT)

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Schaumburg, in the State of Illinois, on the 7th day of May, 2004.

PLIANT CORPORATION INTERNATIONAL
By:	/s/ BRIAN E. JOHNSON Brian E. Johnson Executive Vice President and Treasurer

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities indicated on the dates indicated:

Signature	Title	Date

* Harold Bevis	President and Director (Principal Executive Officer)	May 7, 2004
/s/ BRIAN E. JOHNSON Brian E. Johnson	Executive Vice President, Treasurer and Director (Principal Financial and Accounting Officer)	May 7, 2004
*By:	/s/ BRIAN E. JOHNSON (Brian E. Johnson, as ATTORNEY-IN-FACT)

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Schaumburg, in the State of Illinois, on the 7th day of May, 2004.

PLIANT FILM PRODUCTS OF MEXICO, INC.
By:	/s/ BRIAN E. JOHNSON Brian E. Johnson Executive Vice President, Treasurer and Assistant Secretary

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities indicated on the dates indicated:

Signature	Title	Date

* Harold Bevis	President and Director (Principal Executive Officer)	May 7, 2004
/s/ BRIAN E. JOHNSON Brian E. Johnson	Executive Vice President, Treasurer, Assistant Secretary and Director (Principal Financial and Accounting Officer)	May 7, 2004
*By:	/s/ BRIAN E. JOHNSON (Brian E. Johnson, as ATTORNEY-IN-FACT)
JOHNSON

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Schaumburg, in the State of Illinois, on the 7th day of May, 2004.

PLIANT SOLUTIONS CORPORATION
By:	/s/ BRIAN E. JOHNSON Brian E. Johnson Executive Vice President, Chief Financial Officer and Assistant Secretary

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities indicated on the dates indicated:

Signature	Title	Date

* Harold Bevis	Executive Vice President and Director (Principal Executive Officer)	May 7, 2004
/s/ BRIAN E. JOHNSON Brian E. Johnson	Executive Vice President, Chief Financial Brian E. Johnson Officer, Assistant Secretary and Director (Principal Financial and Accounting Officer)	May 7, 2004
*By:	/s/ BRIAN E. JOHNSON (Brian E. Johnson, as ATTORNEY-IN-FACT)

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Schaumburg, in the State of Illinois, on the 7th day of May, 2004.

PLIANT PACKAGING OF CANADA, LLC
By:	/s/ BRIAN E. JOHNSON Brian E. Johnson Executive Vice President, Treasurer and Assistant Secretary

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities indicated on the dates indicated:

Signature	Title	Date

* Harold Bevis	President and Manager (Principal Executive Harold Bevis Officer)	May 7, 2004
/s/ BRIAN E. JOHNSON Brian E. Johnson	Executive Vice President, Treasurer and Assistant Secretary and Manager (Principal Financial and Accounting Officer)	May 7, 2004
*By:	/s/ BRIAN E. JOHNSON (Brian E. Johnson, as ATTORNEY-IN-FACT)

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Schaumburg, in the State of Illinois, on the 7th day of May, 2004.

UNIPLAST HOLDINGS INC.
By:	/s/ BRIAN E. JOHNSON Brian E. Johnson Executive Vice President, Treasurer and Assistant Secretary

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities indicated on the dates indicated:

Signature	Title	Date

* Harold Bevis	Executive Vice President and Director (Principal Executive Officer)	May 7, 2004
/s/ BRIAN E. JOHNSON Brian E. Johnson	Executive Vice President, Treasurer, Assistant Secretary and Director (Principal Financial and Accounting Officer)	May 7, 2004
* Glenn R. Harsh	Director	May 7, 2004
*By:	/s/ BRIAN E. JOHNSON (Brian E. Johnson, as ATTORNEY-IN-FACT)

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Schaumburg, in the State of Illinois, on the 7th day of May, 2004.

UNIPLAST U.S., INC.
By:	/s/ BRIAN E. JOHNSON Brian E. Johnson Executive Vice President, Treasurer and Assistant Secretary

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities indicated on the dates indicated:

Signature	Title	Date

* Harold Bevis	Executive Vice President and Director (Principal Executive Officer)	May 7, 2004
/s/ BRIAN E. JOHNSON Brian E. Johnson	Executive Vice President, Treasurer, Assistant Secretary and Director (Principal Financial and Accounting Officer)	May 7, 2004
*By:	/s/ BRIAN E. JOHNSON (Brian E. Johnson, as ATTORNEY-IN-FACT)

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Schaumburg, in the State of Illinois, on the 7th day of May, 2004.

TUREX, INC.
By:	/s/ BRIAN E. JOHNSON Brian E. Johnson Executive Vice President, Treasurer, and Assistant Secretary

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities indicated on the dates indicated:

Signature	Title	Date

* Harold Bevis	Executive Vice President and Director (Principal Executive Officer)	May 7, 2004
/s/ BRIAN E. JOHNSON Brian E. Johnson	Executive Vice President, Treasurer, Assistant Secretary and Director (Principal Financial and Accounting Officer)	May 7, 2004
*By:	/s/ BRIAN E. JOHNSON (Brian E. Johnson, as ATTORNEY-IN-FACT)

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Schaumburg, in the State of Illinois, on the 7th day of May, 2004.

PIERSON INDUSTRIES, INC.
By:	/s/ BRIAN E. JOHNSON Brian E. Johnson Executive Vice President, Treasurer and Assistant Secretary

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities indicated on the dates indicated:

Signature	Title	Date

* Harold Bevis	Executive Vice President and Director (Principal Executive Officer)	May 7, 2004
/s/ BRIAN E. JOHNSON Brian E. Johnson	Executive Vice President, Treasurer, Assistant Secretary and Director (Principal Financial and Accounting Officer)	May 7, 2004
*By:	/s/ BRIAN E. JOHNSON (Brian E. Johnson, as ATTORNEY-IN-FACT)

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Schaumburg, in the State of Illinois, on the 7th day of May, 2004.

UNIPLAST MIDWEST, INC.
By:	/s/ BRIAN E. JOHNSON Brian E. Johnson Executive Vice President, Treasurer and Assistant Secretary

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities indicated on the dates indicated:

Name	Title	Date

* Harold Bevis	Executive Vice President and Director (Principal Executive Officer)	May 7, 2004
/s/ BRIAN E. JOHNSON Brian E. Johnson	Executive Vice President, Treasurer, Assistant Secretary and Director (Principal Financial and Accounting Officer)	May 7, 2004
*By:	/s/ BRIAN E. JOHNSON (Brian E. Johnson, as ATTORNEY-IN-FACT)

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Schaumburg, in the State of Illinois, on the 7th day of May, 2004.

UNIPLAST INDUSTRIES CO.
By:	/s/ BRIAN E. JOHNSON Brian E. Johnson Executive Vice President, Treasurer, and Assistant Secretary

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities indicated on the dates indicated:

Name	Title	Date

* Harold Bevis	Chief Executive Officer and Director (Principal Executive Officer)	May 7, 2004
/s/ BRIAN E. JOHNSON Brian E. Johnson	Executive Vice President, Treasurer and Assistant Secretary (Principal Financial and Accounting Officer	May 7, 2004
* Gordon B. Atkinson	Director	May 7, 2004
*By:	/s/ BRIAN E. JOHNSON (Brian E. Johnson, as ATTORNEY-IN-FACT)

INDEX TO EXHIBITS

Exhibit Number
2.1
Recapitalization Agreement, dated as of March 31, 2000 (the "Recapitalization Agreement"), among Pliant Corporation, Chase Domestic Investments, L.L.C., Richard P. Durham as Representative, and the shareholders of Pliant Corporation signatory thereto (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Pliant Corporation on April 12, 2000).
2.2
Amendment No. 1, dated as of April 3, 2000, to the Recapitalization Agreement (incorporated by reference to Exhibit 2.2 to Pliant Corporation's Registration Statement on Form S-4 (File No. 333-42008)).
2.3	Amendment No. 2, dated as of May 31, 2000, to the Recapitalization Agreement (incorporated by reference to Exhibit 2.3 to Pliant Corporation's Registration Statement on Form S-4 (File No. 333-42008)).
3.1	Third Amended and Restated Articles of Incorporation of Pliant Corporation (incorporated by reference to Exhibit 3.1 to Pliant Corporation's Registration Statement on Form S-4 (File No. 333-42008)).
3.2
Articles of Amendment of Third Amended and Restated Articles of Incorporation of Pliant Corporation (incorporated by reference to Exhibit 3.2 to Pliant Corporation's Annual Report on Form 10-K for the year ended December 31, 2000 filed on April 2, 2001).
3.3
Articles of Amendment of Third Amended and Restated Articles of Incorporation of Pliant Corporation (incorporated by reference to Exhibit 3.3 to Pliant Corporation's Registration Statement on Form S-1 (File No. 333-65754)).
3.4
Articles of Amendment of Third Amended and Restated Articles of Incorporation of Pliant Corporation (incorporated by reference to Exhibit 3.4 to Pliant Corporation's Annual Report on Form 10-K for the year ended December 31, 2002 filed on March 28, 2003).
3.5
Articles of Amendment of Third Amended and Restated Articles of Incorporation of Pliant Corporation (incorporated by reference to Exhibit 3.5 to Pliant Corporation's Annual Report on Form 10-K for the year ended December 31, 2002 filed on March 28, 2003).
3.6
Articles of Incorporation of Pliant Corporation International (formerly known as Huntsman Container Corporation International) (incorporated by reference to Exhibit 3.14 to Pliant Corporation's Registration Statement on Form S-4 (File No. 333-40067)).
3.7
Articles of Amendment to the Articles of Incorporation of Pliant Corporation International (formerly known as Huntsman Container Corporation International) (incorporated by reference to Exhibit 3.19 to Post-Effective Amendment No. 1 to Pliant Corporation's Registration Statement on Form S-4 (File No. 333-42008)).
3.8
Articles of Incorporation of Pliant Film Products of Mexico, Inc. (formerly known as Huntsman Film Products of Mexico, Inc.) (incorporated by reference to Exhibit 3.16 to Pliant Corporation's Registration Statement on Form S-4 (File No. 333-40067)).
3.9
Articles of Amendment to the Articles of Incorporation of Pliant Film Products of Mexico, Inc. (formerly known as Huntsman Film Products of Mexico, Inc.) (incorporated by reference to Exhibit 3.20 to Post-Effective Amendment No. 1 to Pliant Corporation's Registration Statement on Form S-4 (File No. 333-42008)).

3.10
Articles of Incorporation of Pliant Solutions Corporation (formerly known as Huntsman KCL Corporation) (incorporated by reference to Exhibit 3.7 to Amendment No. 1 to Pliant Corporation's Registration Statement on Form S-4 (File No. 333-42008)).
3.11
Articles of Amendment to the Articles of Incorporation of Pliant Solutions Corporation (formerly known as Huntsman KCL Corporation) (incorporated by reference to Exhibit 3.21 to Post-Effective Amendment No. 1 to Pliant Corporation's Registration Statement on Form S-4 (File No. 333-42008)).
3.12
Articles of Organization of Pliant Packaging of Canada, LLC (formerly known as Huntsman Packaging of Canada, LLC) (incorporated by reference to Exhibit 3.9 to Amendment No. 1 to Pliant Corporation's Registration Statement on Form S-4 (File No. 333-42008)).
3.13
Certificate of Amendment to the Articles of Organization of Pliant Packaging of Canada, LLC (formerly known as Huntsman Packaging of Canada, LLC) (incorporated by reference to Exhibit 3.18 to Post-Effective Amendment No. 1 to Pliant Corporation's Registration Statement on Form S-4 (File No. 333-42008)).
3.14	Certificate of Incorporation of Uniplast Holdings Inc., as amended (incorporated by reference to Exhibit 3.14 to Pliant Corporation's Registration Statement on Form S-1 (File No. 333-65754)).
3.15	Certificate of Incorporation of Uniplast U.S., Inc., as amended (incorporated by reference to Exhibit 3.15 to Pliant Corporation's Registration Statement on Form S-1 (File No. 333-65754)).
3.16	Certificate of Incorporation of Turex, Inc (incorporated by reference to Exhibit 3.16 to Pliant Corporation's Registration Statement on Form S-1 (File No. 333-65754)).
3.17	Articles of Organization of Pierson Industries, Inc., as amended (incorporated by reference to Exhibit 3.17 to Pliant Corporation's Registration Statement on Form S-1 (File No. 333-65754)).
3.18	Certificate of Incorporation of Uniplast Midwest, Inc. (incorporated by reference to Exhibit 3.18 to Pliant Corporation's Registration Statement on Form S-1 (File No. 333-65754)).
3.19
Memorandum and Articles of Association of Uniplast Industries Co. (formerly known as 3017010 Nova Scotia Company) (incorporated by reference to Exhibit 3.19 to Pliant Corporation's Registration Statement on Form S-4 (File No. 333-114608) ).
3.20
Second Amended and Restated Bylaws of Pliant Corporation (incorporated by reference to Exhibit 3.6 to Pliant Corporation's Annual Report on Form 10-K for the year ended December 31, 2002 filed on March 28, 2003).
3.21
Bylaws of Pliant Corporation International (formerly known as Huntsman Container Corporation International) (incorporated by reference to Exhibit 3.24 to Pliant Corporation's Registration Statement on Form S-4 (File No. 333-40067) ).
3.22
Bylaws of Pliant Film Products of Mexico, Inc. (formerly known as Huntsman Film Products of Mexico, Inc.) (incorporated by reference to Exhibit 3.26 to Pliant Corporation's Registration Statement on Form S-4 (File No. 333-40067) ).
3.23
Bylaws of Pliant Solutions Corporation (formerly known as Huntsman KCL Corporation) (incorporated by reference to Exhibit 3.16 to Amendment No. 1 to Pliant Corporation's Registration Statement on Form S-4 (File No. 333-42008) ).

3.24
Operating Agreement of Pliant Packaging of Canada, LLC (formerly known as Huntsman Packaging of Canada, LLC) (incorporated by reference to Exhibit 3.18 to Amendment No. 1 to Pliant Corporation's Registration Statement on Form S-4 (File No. 333-42008)).
3.25	Bylaws of Uniplast Holdings Inc., as amended (incorporated by reference to Exhibit 3.25 to Pliant Corporation's Registration Statement on Form S-1 (File No. 333-65754)).
3.26	Bylaws of Uniplast U.S., Inc., as amended (incorporated by reference to Exhibit 3.26 to Pliant Corporation's Registration Statement on Form S-1 (File No. 333-65754)).
3.27	Bylaws of Turex, Inc. (incorporated by reference to Exhibit 3.27 to Pliant Corporation's Registration Statement on Form S-1 (File No. 333-65754)).
3.28	Bylaws of Pierson Industries, Inc., as amended (incorporated by reference to Exhibit 3.28 to Pliant Corporation's Registration Statement on Form S-1 (File No. 333-65754)).
3.29	Code of Bylaws of Uniplast Midwest, Inc. (incorporated by reference to Exhibit 3.29 to Pliant Corporation's Registration Statement on Form S-1 (File No. 333-65754)).
4.1
Indenture, dated as of May 31, 2000, among Pliant Corporation, the Note Guarantors party thereto and The Bank of New York, as trustee (incorporated by reference to Exhibit 4.1 to Pliant Corporation's Registration Statement on Form S-4 (File No. 333-42008)).
4.2
First Supplemental Indenture, dated as of July 16, 2001, among Pliant Corporation, the New Note Guarantors party thereto, the existing Note Guarantors party thereto and The Bank of New York, as trustee (incorporated by reference to Exhibit 4.3 to Pliant Corporation's Registration Statement on Form S-1 (File No. 333-65754)).
4.3*
Form of Second Supplemental Indenture, dated as of April 30, 2004, among Pliant Corporation, the New Note Guarantor party thereto, the existing Note Guarantors party thereto and The Bank of New York, as trustee.
4.4	Form of 2000 Notes (incorporated by reference to Exhibit B to Exhibit 4.1).
4.5
Indenture, dated as of April 10, 2002, among Pliant Corporation, the Note Guarantors party thereto and The Bank of New York, as trustee (incorporated by reference to Exhibit 4.4 to Pliant Corporation's Registration Statement on Form S-4 (File No. 333-86532)).
4.6*
Form of First Supplemental Indenture, dated as of April 30, 2004, among Pliant Corporation, the New Note Guarantor party thereto, the existing Note Guarantors party thereto and Bank of New York, as trustee.
4.7	Form of 2002 Note (incorporated by reference to Exhibit B to Exhibit 4.4).
4.8
Indenture, dated as of May 30, 2003, among Pliant Corporation, the Note Guarantors party thereto and Wilmington Trust Company, as trustee (incorporated by reference to Exhibit 4.6 to Pliant Corporation's Registration Statement on Form S-1 (File No. 333-106432)).
4.9*
Form of First Supplemental Indenture, dated as of April 30, 2004, among Pliant Corporation, the New Note Guarantor party thereto, the existing Note Guarantors party thereto and Wilmington Trust Company, as trustee.
4.10
Form of Senior Secured Note (incorporated by reference to Exhibit B to Exhibit 4.6) (incorporated by reference to Exhibit 4.6 to Pliant Corporation's Registration Statement on Form S-1 (File No. 333-106432)).

4.11
Form of Indenture, dated as of February 17, 2004, among Pliant Corporation, the Note Guarantors party thereto and Wilmington Trust Company, as trustee (incorporated by reference to Exhibit 4.8 to Pliant Corporation's Annual Report on Form 10-K for the year ended December 31, 2003 (filed on March 26, 2004)).
4.12	Form of Senior Secured Discount Note (incorporated by reference to Exhibit B to Exhibit 4.8)
4.13
Second Priority Security Agreement, dated as of May 30, 2003, among Pliant Corporation, the subsidiary guarantors party thereto and Wilmington Trust Company, as Collateral Agent (incorporated by reference to Exhibit 4.8 to Pliant Corporation's Registration Statement on Form S-1 (File No. 333-106432)).
4.14*	Form of Supplement No. 1 to Second Priority Security Agreement, dated as of April 30, 2004, among Uniplast Industries Co. and Wilmington Trust Company, as collateral agent.
4.15
Form of Security Agreement dated as of February 17, 2004, among Pliant Corporation, the subsidiary guarantors party thereto and Wilmington Trust Company, as Collateral Agent (incorporated by reference to Exhibit 4.11 to Pliant Corporation's Annual Report on Form 10-K for the year ended December 31, 2003 (filed on March 26, 2004)).
4.16
Form of Canadian Security Agreement, dated as of February 17, 2004, among Uniplast Industries Co., the guarantors party thereto, and Wilmington Trust Company, as Collateral Agent (incorporated by reference to Exhibit 4.12 to Pliant Corporation's Annual Report on Form 10-K for the year ended December 31, 2003 (filed on March 26, 2004)).
4.17
Second Priority Pledge Agreement, dated as of May 30, 2003, among Pliant Corporation, the subsidiary guarantors party thereto and Wilmington Trust Company, as Collateral Agent (incorporated by reference to Exhibit 4.9 to Pliant Corporation's Registration Statement on Form S-1 (File No. 333-106432)).
4.18*	Form of Supplement No. 1 to Second Priority Pledge Agreement, dated as of April 30, 2004, among Uniplast Industries Co. and Wilmington Trust Company, as collateral agent.
4.19
Form of Pledge Agreement dated as of February 17, 2004, among Pliant Corporation, the subsidiary pledgors party thereto and Wilmington Trust Company, as Collateral Agent (incorporated by reference to Exhibit 4.14 to Pliant Corporation's Annual Report on Form 10-K for the year ended December 31, 2003 (filed on March 26, 2004)).
4.20
Form of Canadian Pledge Agreement, dated as of February 17, 2004, among Uniplast Industries Co., the pledgors party thereto, and Wilmington Trust Company, as Collateral Agent (incorporated by reference to Exhibit 4.15 to Pliant Corporation's Annual Report on Form 10-K for the year ended December 31, 2003 (filed on March 26, 2004)).
4.21
Exchange and Registration Rights Agreement, dated as of May 31, 2000, among Pliant Corporation, the Note Guarantors party thereto, and Chase Securities, Inc. and Deutsche Bank Securities Inc., as Initial Purchasers (incorporated by reference to Exhibit 4.3 to Pliant Corporation's Registration Statement on Form S-4 (File No. 333-42008)).
4.22
Exchange and Registration Rights Agreement, dated as of April 10, 2002, among Pliant Corporation, the Note Guarantors party thereto, and J.P. Morgan Securities, Inc. and Deutsche Bank Securities Inc., as Initial Purchasers (incorporated by reference to Exhibit 4.7 to Pliant Corporation's Registration Statement on Form S-4 (File No. 333-86532)).

4.23
Exchange and Registration Rights Agreement, dated as of May 30, 2003, among Pliant Corporation, the Note Guarantors party thereto, and J.P. Morgan Securities Inc., Deutsche Bank Securities, Inc. and Credit Suisse First Boston LLC, as Initial Purchasers (incorporated by reference to Exhibit 4.12 to Pliant Corporation's Registration Statement on Form S-1 (File No. 333-106432)).
4.24
Form of Exchange and Registration Rights Agreement, dated as of February 17, 2004, among Pliant Corporation, the Note Guarantors party thereto, and J.P. Morgan Securities Inc., Credit Suisse First Boston LLC and Deutsche Bank Securities Inc., as Initial Purchasers (incorporated by reference to Exhibit 4.19 to Pliant Corporation's Annual Report on Form 10-K for the year ended December 31, 2003 (filed on March 26, 2004)).
5.1	Opinion of Sonnenschein Nath & Rosenthal LLP.
5.2	Opinion of Stewart McKelvey Stirling Scales, special Nova Scotia counsel.
10.1
Note Warrant Agreement, dated as of May 31, 2000, among Pliant Corporation and The Bank of New York, as Warrant Agent, relating to the 220,000 Note Warrants (incorporated by reference to Exhibit 10.1 to Pliant Corporation's Registration Statement on Form S-4 (File No. 333-42008)).
10.2
Stockholders' Agreement, dated as of May 31, 2000, among Pliant Corporation, Chase Domestic Investments, L.L.C. and each of the stockholders and warrantholders listed on the signature pages thereto (incorporated by reference to Exhibit 10.2 to Pliant Corporation's Registration Statement on Form S-4 (File No. 333-42008)).
10.3
Amendment No. 1 and Waiver, dated as of July 16, 2001, to the Stockholder's Agreement, dated as of May 31, 2000, among Pliant Corporation, Chase Domestic Investments, L.L.C. and each of the stockholders and warrantholders listed on the signature pages thereto (incorporated by reference to Exhibit 10.3 to Pliant Corporation's Registration Statement on Form S-1 (File No. 333-65754)).
10.4
Amendment No. 2, dated as of December 19, 2001, to the Stockholder's Agreement, dated as of May 31, 2000, among Pliant Corporation, Chase Domestic Investments, L.L.C. and each of the stockholders and warrantholders listed on the signature pages thereto (incorporated by reference to Exhibit 10.4 to Pliant Corporation's Annual Report on Form 10-K for the year ended December 31, 2001).
10.5
Amendment No. 3, dated as of March 25, 2003, to the Stockholder's Agreement, dated as of May 31, 2000, among Pliant Corporation, Chase Domestic Investments, L.L.C. and each of the stockholders and warrantholders listed on the signature pages thereto (incorporated by reference to Exhibit 10.5 to Pliant Corporation's Annual Report on Form 10-K for the year ended December 31, 2002 filed on March 28, 2003).
10.6
Amendment No. 4, dated as of June 5, 2003, to the Stockholder's Agreement, dated as of May 31, 2000, among Pliant Corporation, Chase Domestic Investments, L.L.C. and each of the stockholders and warrantholders listed on the signature pages thereto (incorporated by reference to Exhibit 10.6 to Pliant Corporation's Registration Statement on Form S-1 (File No. 333-106432)).
10.7
Registration Rights Agreement, dated as of May 31, 2000, among Pliant Corporation, Chase Domestic Investments, L.L.C. and each of the stockholders and warrantholders listed on the signature pages thereto (incorporated by reference to Exhibit 10.3 to Pliant Corporation's Registration Statement on Form S-4 (File No. 333-42008)).

10.8
Amendment No. 1, dated as of June 13, 2000, to the Registration Rights Agreement, dated as of May 31, 2000, among Pliant Corporation, Chase Domestic Investments, L.L.C. and each of the stockholders and warrantholders listed on the signature pages thereto (incorporated by reference to Exhibit 10.4 to Pliant Corporation's Registration Statement on Form S-4 (File No. 333-42008)).
10.9
Amendment No. 2, dated as of March 25, 2003, to the Registration Rights Agreement, dated as of May 31, 2000, among Pliant Corporation, Chase Domestic Investments, L.L.C. and each of the stockholders and warrantholders listed on the signature pages thereto (incorporated by reference to Exhibit 10.8 to Pliant Corporation's Annual Report on Form 10-K for the year ended December 31, 2002 filed on March 28, 2003).
10.10
Securities Purchase Agreement, dated as of May 31, 2000, among Pliant Corporation and each of the purchasers of Pliant Corporation's preferred stock listed on the signature pages thereto (incorporated by reference to Exhibit 10.5 to Pliant Corporation's Registration Statement on Form S-4 (File No. 333-42008)).
10.11
Amendment No. 1 and Waiver, dated as of July 16, 2001, to the Securities Purchase Agreement dated as of May 31, 2000 among Pliant Corporation, and each of the purchasers of Pliant Corporation's preferred stock listed on the signature pages thereto (incorporated by reference to Exhibit 10.7 to Pliant Corporation's Registration Statement on Form S-1 (File No. 333-65754)).
10.12
Warrant Agreement, dated as of May 31, 2000, among Pliant Corporation and Chase Domestic Investments, L.L.C. (incorporated by reference to Exhibit 10.6 to Pliant Corporation's Registration Statement on Form S-4 (File No. 333-42008) ).
10.13
Amendment No. 1, dated as of July 16, 2001, to the Warrant Agreement dated as of May 31, 2000 among Pliant Corporation and the initial warrantholders listed in Schedule I thereto (incorporated by reference to Exhibit 10.9 to Pliant Corporation's Registration Statement on Form S-1 (File No. 333-65754)).
10.14
Amendment No. 2, dated as of March 25, 2003, to the Warrant Agreement dated as of May 31, 2000 among Pliant Corporation and the initial warrantholders listed in Schedule I thereto (incorporated by reference to Exhibit 10.13 to Pliant Corporation's Annual Report on Form 10-K for the year ended December 31, 2002 filed on March 28, 2003).
10.15
Securities Purchase Agreement, dated as of July 16, 2001, among Pliant Corporation and the purchasers of Pliant Corporation's preferred stock listed on the schedules thereto (incorporated by reference to Exhibit 10.10 to Pliant Corporation's Registration Statement on Form S-1 (File No. 333-65754)).
10.16
Securities Purchase Agreement, dated as of March 25, 2003, among Pliant Corporation and the Purchasers named therein (incorporated by reference to Exhibit 10.15 to Pliant Corporation's Annual Report on Form 10-K for the year ended December 31, 2002 filed on March 28, 2003).
10.17
Securities Purchase Agreement, dated as of March 25, 2003, between Pliant Corporation and J.P. Morgan Partners (BHCA), L.P. (incorporated by reference to Exhibit 10.16 to Pliant Corporation's Annual Report on Form 10-K for the year ended December 31, 2002 filed on March 28, 2003).

10.18
Form of Purchase Agreement, dated as of February 6, 2004, among Pliant Corporation, J. P. Morgan Securities Inc., Credit Suisse First Boston LLC and Deutsche Bank Securities Inc. (incorporated by reference to Exhibit 10.18 to Pliant Corporation's Annual Report on Form 10-K for the year ended December 31, 2003 (filed on March 26, 2004)).
10.19
Form of Credit Agreement, dated as of February 17, 2004, among Pliant Corporation, Uniplast Industries Co., the subsidiary borrowers party thereto, the various lenders party thereto, Credit Suisse First Boston, as Administrative Agent and Documentation Agent, Deutsche Bank Trust Company Americas, as Collateral Agent, General Electric Capital Corporation, as Co-Collateral Agent, and JPMorgan Chase Bank, as Syndication Agent (incorporated by reference to Exhibit 10.19 to Pliant Corporation's Annual Report on Form 10-K for the year ended December 31, 2003 (filed on March 26, 2004)).
10.20
Form of Consent and Amendment, dated as of March 8, 2004, to the Credit Agreement dated as of February 17, 2004, among Pliant Corporation, Uniplast Industries Co., the subsidiary borrowers party to the Credit Agreement, the financial institutions party to the Credit Agreement as Lenders, Credit Suisse First Boston, as Administrative Agent and Documentation Agent, Deutsche Bank Trust Company Americas, as Collateral Agent, General Electric Capital Corporation, as Co-Collateral Agent, and JPMorgan Chase Bank, as Syndication Agent (incorporated by reference to Exhibit 10.20 to Pliant Corporation's Annual Report on Form 10-K for the year ended December 31, 2003 (filed on March 26, 2004)).
10.21
Form of Amended and Restated Intercreditor Agreement, dated as of February 17, 2004, among Deutsche Bank Trust Company Americas, as Credit Agent, Wilmington Trust Company, as Second Priority Noteholder Agent and as 2004 Noteholder Agent, and Pliant Corporation (incorporated by reference to Exhibit 10.21 to Pliant Corporation's Annual Report on Form 10-K for the year ended December 31, 2003 (filed on March 26, 2004)).
10.22
Form of Guarantee Agreement, dated as of February 17, 2004, among Pliant Corporation, Uniplast Industries Co., the subsidiaries guarantors party thereto and Credit Suisse First Boston, as Administrative Agent (incorporated by reference to Exhibit 10.22 to Pliant Corporation's Annual Report on Form 10-K for the year ended December 31, 2003 (filed on March 26, 2004)).
10.23
Form of Domestic Security Agreement, dated as of February 17, 2004, among Pliant Corporation, the subsidiary guarantors party thereto and Deutsche Bank Trust Company Americas, as Collateral Agent (incorporated by reference to Exhibit 10.23 to Pliant Corporation's Annual Report on Form 10-K for the year ended December 31, 2003 (filed on March 26, 2004)).
10.24
Form of Canadian Security Agreement, dated as of February 17, 2004, among Uniplast Industries Co., the guarantors party thereto, and Deutsche Bank Trust Company Americas, as Collateral Agent (incorporated by reference to Exhibit 10.24 to Pliant Corporation's Annual Report on Form 10-K for the year ended December 31, 2003 (filed on March 26, 2004)).
10.25
Form of Domestic Pledge Agreement, dated as of February 17, 2004, among Pliant Corporation, the subsidiary pledgors party thereto and Deutsche Bank Trust Company Americas, as Collateral Agent (incorporated by reference to Exhibit 10.25 to Pliant Corporation's Annual Report on Form 10-K for the year ended December 31, 2003 (filed on March 26, 2004)).

10.26
Form of Canadian Pledge Agreement, dated as of February 17, 2004, among Uniplast Industries Co., the pledgors party thereto, and Deutsche Bank Trust Company Americas, as Collateral Agent (incorporated by reference to Exhibit 10.26 to Pliant Corporation's Annual Report on Form 10-K for the year ended December 31, 2003 (filed on March 26, 2004)).
10.27
Form of Indemnity, Subrogation and Contribution Agreement, dated as of February 17, 2004, among Pliant Corporation, Uniplast Industries Co., the subsidiary guarantors party thereto and Credit Suisse First Boston, as Administrative Agent (incorporated by reference to Exhibit 10.27 to Pliant Corporation's Annual Report on Form 10-K for the year ended December 31, 2003 (filed on March 26, 2004)).
10.28
Employment Agreement, dated as of May 31, 2000, between Pliant Corporation and Richard P. Durham (incorporated by reference to Exhibit 10.12 to Pliant Corporation's Registration Statement on Form S-4 (File No. 333-42008)).
10.29
Amendment No. 1, dated as of February 1, 2001, to the Employment Agreement, dated as of May 31, 2000, between Pliant Corporation and Richard P. Durham (incorporated by reference to Exhibit 10.14 to Pliant Corporation's Annual Report on Form 10-K for the year ended December 31, 2000 filed on April 2, 2001).
10.30
Separation Agreement, dated as of June 10, 2002, between Pliant Corporation and Richard P. Durham (incorporated by reference to Exhibit 10.1 to Pliant Corporation's Quarterly Report on Form 10-Q for the quarter ended June 30, 2002).
10.31
Employment Agreement, dated as of May 31, 2000, between Pliant Corporation and Jack E. Knott (incorporated by reference to Exhibit 10.13 to Pliant Corporation's Registration Statement on Form S-4 (File No. 333-42008)).
10.32
Employment Agreement, dated as of May 31, 2000, between Pliant Corporation and Scott K. Sorensen (incorporated by reference to Exhibit 10.14 to Pliant Corporation's Registration Statement on Form S-4 (File No. 333-42008)).
10.33
Letter Agreement, dated as of December 27, 2000, terminating the Employment Agreement, dated as of May 31, 2000, between Pliant Corporation and Scott K. Sorensen (incorporated by reference to Exhibit 10.17 to Pliant Corporation's Annual Report on Form 10-K for the year ended December 31, 2000 filed on April 2, 2001).
10.34
Employment Agreement, dated as of May 31, 2000, between Pliant Corporation and Ronald G. Moffitt (incorporated by reference to Exhibit 10.15 to Pliant Corporation's Registration Statement on Form S-4 (File No. 333-42008)).
10.35
Letter Agreement, dated as of January 22, 2001, terminating the Employment Agreement, dated as of May 31, 2000, between Pliant Corporation and Ronald G. Moffitt (incorporated by reference to Exhibit 10.19 to Pliant Corporation's Annual Report on Form 10-K for the year ended December 31, 2000 filed on April 2, 2001).
10.36
Employment Agreement, dated as of March 30, 2001, between Pliant Corporation and Brian E. Johnson (incorporated by reference to Exhibit 10.30 to Pliant Corporation's Annual Report on Form 10-K for the year ended December 31, 2001).
10.37
Restricted Stock Agreement, dated as of May 31, 2000, between Pliant Corporation and Richard P. Durham (incorporated by reference to Exhibit 10.16 to Pliant Corporation's Registration Statement on Form S-4 (File No. 333-42008) ).

10.38
Restricted Stock Agreement, dated as of May 31, 2000, between Pliant Corporation and Jack E. Knott (incorporated by reference to Exhibit 10.17 to Pliant Corporation's Registration Statement on Form S-4 (File No. 333-42008) ).
10.39
Restricted Stock Agreement, dated as of May 31, 2000, between Pliant Corporation and Scott K. Sorensen (incorporated by reference to Exhibit 10.18 to Pliant Corporation's Registration Statement on Form S-4 (File No. 333-42008) ).
10.40
Stock Redemption Agreement, dated as of December 27, 2000, between Pliant Corporation and Scott K. Sorensen (incorporated by reference to Exhibit 10.23 to Pliant Corporation's Annual Report on Form 10-K for the year ended December 31, 2000 filed on April 2, 2001).
10.41
Restricted Stock Agreement, dated as of May 31, 2000, between Pliant Corporation and Ronald G. Moffitt (incorporated by reference to Exhibit 10.19 to Pliant Corporation's Registration Statement on Form S-4 (File No. 333-42008) ).
10.42
Stock Redemption Agreement, dated as of February 1, 2001, between Pliant Corporation and Ronald G. Moffitt (incorporated by reference to Exhibit 10.25 to Pliant Corporation's Annual Report on Form 10-K for the year ended December 31, 2000 filed on April 2, 2001).
10.43
Pledge Agreement, dated as of May 31, 2000, in favor of Pliant Corporation made by Richard P. Durham (incorporated by reference to Exhibit 10.20 to Pliant Corporation's Registration Statement on Form S-4 (File No. 333-42008) ).
10.44
Amendment No. 1, dated as of March 1, 2001, to the Pledge Agreement dated as of May 31, 2000, among Pliant Corporation and Richard P. Durham (incorporated by reference to Exhibit 10.35 to Post-Effective Amendment No. 2 to Pliant Corporation's Registration Statement on Form S-4 (File No. 333-42008)).
10.45
Pledge Agreement, dated as of May 31, 2000, in favor of Pliant Corporation made by Jack E. Knott (incorporated by reference to Exhibit 10.21 to Pliant Corporation's Registration Statement on Form S-4 (File No. 333-42008)).
10.46
Amendment No. 1, dated as of April 1, 2001, to the Pledge Agreement dated as of May 31, 2000, among Pliant Corporation and Jack E. Knott (incorporated by reference to Exhibit 10.36 to Post-Effective Amendment No. 2 to Pliant Corporation's Registration Statement on Form S-4 (File No. 333-42008)).
10.47
Pledge Agreement, dated as of May 31, 2000, in favor of Pliant Corporation made by Scott K. Sorensen (incorporated by reference to Exhibit 10.22 to Pliant Corporation's Registration Statement on Form S-4 (File No. 333-42008) ).
10.48
Pledge Agreement, dated as of May 31, 2000, in favor of Pliant Corporation made by Ronald G. Moffitt (incorporated by reference to Exhibit 10.23 to Pliant Corporation's Registration Statement on Form S-4 (File No. 333-42008) ).
10.49	1998 Pliant Corporation Stock Option Plan (incorporated by reference to Exhibit 10.10 to Pliant Corporation's Annual Report on Form 10-K for the year ended December 31, 1998).
10.50
Pliant Corporation Management Incentive Plan for Senior Divisional Management (1999) (incorporated by reference to Exhibit 10.1 to Pliant Corporation's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000).
10.51
Pliant Corporation 2000 Stock Incentive Plan (as amended and restated through April 17, 2002) (incorporated by reference to Exhibit 10.54 to Pliant Corporation's Annual report on Form 10-K for the year ended December 31, 2002 filed on March 28, 2003).

10.52
Second Amended and Restated Stock Option Agreement, dated as of May 31, 2000 between Pliant Corporation and Jack E. Knott (incorporated by reference to Exhibit 10.27 to Pliant Corporation's Registration Statement on Form S-4 (File No. 333-42008)).
10.53	Pliant Corporation Management Incentive Plan (2000) (incorporated by reference to Exhibit 10.2 to Pliant Corporation's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000).
10.54	Pliant Corporation Management Incentive Plan (2001) (incorporated by reference to Exhibit 10.48 to Pliant Corporation's Annual Report on Form 10-K for the year ended December 31, 2001).
10.55	Pliant Corporation Management Incentive Plan (2002) (incorporated by reference to Exhibit 10.49 to Pliant Corporation's Annual Report on Form 10-K for the year ended December 31, 2001).
10.56
Pliant Corporation Management Incentive Plan (2003) (incorporated by reference to Exhibit 10.56 to Pliant Corporation's Annual Report on Form 10-K for the year ended December 31, 2003 (filed on March 26, 2004)).
10.57	Pliant Corporation 2002 Stock Incentive Plan (incorporated by reference to Exhibit 10.1 to Pliant Corporation's Quarterly Report on Form 10-Q for the quarter ended September 30, 2002).
10.58
Consulting Agreement dated as of August 24, 2003, between Pliant corporation and Edward A. Lapekas (incorporated by reference to Exhibit 10.63 to Post-Effective Amendment No. 1 to Pliant Corporation's Registration Statement on Form S-4 (File No. 333-107843).
10.59
Separation Agreement, dated as of September 8, 2003, between Pliant Corporation and Jack E. Knott (incorporated by reference to Exhibit 10.64 to Post-Effective Amendment No. 1 to Pliant Corporation's Registration Statement on Form S-4 (File No. 333-107843).
10.60
Separation Agreement, dated as of September 8, 2003, between Pliant Corporation and Elise H. Scroggs (incorporated by reference to Exhibit 10.65 to Post-Effective Amendment No. 1 to Pliant Corporation's Registration Statement on Form S-4 (File No. 333-107843).
12.1	Statement re: computation of ratios of earning to fixed charges (incorporated by reference to Exhibit 12.1 to Pliant Corporation's Registraion Statement on Form S-4 (File No. 333-114608)).
21.1	Subsidiaries of Pliant Corporation (incorporated by reference to Exhibit 21.1 to Pliant Corporation's Annual Report on Form 10-K for the year ended December 31, 2003 (filed on March 26, 2004)).
23.1	Consent of Sonnenschein Nath & Rosenthal LLP (included in Exhibit 5.1).
23.2	Consent of Stewart McKelvey Stirling Scales (included in Exhibit 5.6).
23.3*	Consent of Ernst & Young LLP.
24.1	Powers of Attorney (included on the signature pages).
25.1
Form T-1 Statement of Eligibility and Qualifications under the Trust Indenture Act of 1939 of The Bank of New York, as Trustee (incorporated by reference to Exhibit 25.1 to Pliant Corporation's Registration Statement on Form S-4 (File No. 333-42008)).

25.2
Form T-1 Statement of Eligibility and Qualifications under the Trust Indenture Act of 1939 of The Bank of New York, as Trustee (incorporated by reference to Exhibit 25.1 to Pliant Corporation's Registration Statement on Form S-4 (File No. 333-86532)).
25.3
Form T-1 Statement of Eligibility and Qualifications under the Trust Indenture Act of 1939 of Wilmington Trust Company, as Trustee (incorporated by reference to Exhibit 25.1 to Pliant Corporation's Registration Statement on Form S-4 (File No. 333-114608)).

*
Previously filed on May 3, 2004 as part of this Registration Statement.

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EXPLANATORY NOTE
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES
INDEX TO EXHIBITS